SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 12 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2002

SEMINIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26519	36-0769130

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Camino del Sol, Oxnard, California		93030-7967

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 642-1572

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 5.  Other Events

     On August 1, 2002, Seminis, Inc. announced that it entered into an agreement with Savia, S.A. de C.V., its majority stockholder, to exchange all of its outstanding shares of Class C preferred stock, Additional Paid-In Capital (APIC) and unpaid and accrued dividends on the Class C preferred stock and APIC of $10 million into 37,669,480 shares of Class A Common Stock. Accrued dividends on the Class C preferred stock of $15 million will remain due and payable and will be paid in cash in accordance with the Exchange Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit 99.1, Press Release dated August 1, 2002, issued by Seminis, Inc. announcing the exchange of its outstanding shares of Class C preferred stock, Additional Paid-In Capital and unpaid and accrued dividends on the Class C preferred stock and APIC of $10 million into 37,669,480 shares of Class A Common Stock.

(d)	Exhibit 99.2, Fairness Opinion of UBS Warburg LLC dated July 3, 2002.

(e)	Exhibit 99.3, Exchange Agreement by and between Savia, S.A. de C.V. and Seminis, Inc. dated as of July 1, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMINIS, INC.

Dated: August 9, 2002	By:	/s/ Eugenio Najera Solorzano

Name: Eugenio Najera Solorzano Title: President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit

99.1	Press Release dated August 1, 2002, issued by Seminis, Inc. announcing the exchange of its Class C preferred stock, Additional Paid-In Capital and unpaid and accrued dividends on the Class C preferred stock and APIC of $10 million for 37,669,480 shares of Class A common stock.

99.2	Fairness Opinion of UBS Warburg LLC dated July 3, 2002.

99.3	Exchange Agreement by and between Savia, S.A. de C.V. and Seminis, Inc. dated as of July 1, 2002.

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